Exhibit 10-65

FIRST AMENDMENT to LOAN AGREEMENT

This First Amendment is made effective as of September 30, 2022, by and between Second Street Capital, LLC ("Lender") and Ocean Biomedical, Inc. ("Borrower").

RECITALS

WHEREAS, the parties have entered into a certain Loan Agreement dated as of April 22, 2022, whereby Lender agreed to make a single Advance in the amount of $200,000 to Borrower; and

WHEREAS the parties wish to amend the Loan Agreement to incorporate certain terms and conditions pursuant to a mutually agreed upon understanding.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth below, and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1. The Maturity will be extended to December 30, 2022.
2. Borrower acknowledges that the Advance plus all of the accrued interest will be immediately payable upon any financing (public or private) received by Borrower.
3. Borrower represents and warrants that the Representations and Warranties contained in the Loan Agreement remain; and are true and correct as of the effective date above.

This First Amendment may be exercised in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Unless otherwise defined, all capitalized terms in this First Amendment shall be as defined in the Loan Agreement. Except as amended or superceded herein, the Loan Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the date written above.

Executed:

Ocean Biomedical, Inc.

By: Chirinjeev Kathuria
Executive Chairman

Second Steet Capital, LLC

By: Eric Hardgrave
Managing Member